Exhibit 99.2
VIBE RECORDS HOLDINGS, INC.
VIBE RECORDS, INC.

LETTERHEAD OF S. W. HATFIELD, CPA

REPORT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Vibe Records, Inc. and Vibe Records Holdings, Inc.

We have audited the accompanying combined balance sheets of Vibe Records, Inc. and Vibe Records Holdings, Inc. (both Delaware corporations) as of September 30, 2007 and 2006 and the related combined statements of operations and comprehensive loss, changes in stockholders' deficit and cash flows for each of the years ended September 30, 2007 and 2006, respectively.  These financial statements are the sole responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined  financial position of Vibe Records, Inc. and Vibe Records Holdings, Inc. as of September 30, 2007 and 2006 and the combined results of their operations and cash flows for each of the years ended September 30, 2007 and 2006, respectively, in conformity with generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no viable operations or significant assets and is dependent upon significant stockholders to provide sufficient working capital to maintain the integrity of the corporate entity.  These circumstances create substantial doubt about the Company's ability to continue as a going concern and are discussed in Note 2.  The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.

/s/ S. W. Hatfield, CPA
S. W. HATFIELD, CPA
Dallas, Texas
March 7, 2008 (except for Note 8 as to which the date is May 30, 2008)

VIBE RECORDS HOLDINGS, INC.
VIBE RECORDS, INC.
Combined Balance Sheets
September 30, 2007 and 2006

	September 30,	September 30,
	2007	2006
ASSETS
Current Assets
Cash on hand and in bank	$11,468	$2,630

Total Current Assets	11,468	2,630

Property and Equipment - at cost	54,584	49,225
less accumulated depreciation	(15,894)	(5,258)

Net Property and Equipment	38,690	43,967

Other Assets
Due from affiliated entities	98,343	55,432
Master recordings, net of reserve for impairment	-	-

TOTAL ASSETS	$148,501	$102,029

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Notes payable	$1,176,127	$2,322,365
Due to controlling stockholders	472,675	242,375

Total Liabilities	1,648,802	2,564,740

Commitments and Contingencies

Stockholders' Deficit
Common stock - $0.001 par value
100,000,000 shares authorized
13,489,201 and 12,209,201 shares issued and outstanding, respectively	1,348	1,220
Additional paid-in capital	2,257,652	657,780
Accumulated deficit	(3,759,301)	(3,121,711)
Total Stockholders' Deficit	(1,500,301)	(2,462,711)

TOTAL LIABILITIES AND
STOCKHOLDERS’ DEFICIT	$148,501	$102,029

The accompanying notes are an integral part of these combined financial statements.

VIBE RECORDS HOLDINGS, INC.
VIBE RECORDS, INC.
Combined Statements of Operations and Comprehensive Loss
Years ended September 30, 2007 and 2006

	Year ended	Year ended
	September 30,	September 30,
	2007	2006

Revenues	$-	$-

Operating Expenses
Research and Artist Development costs	243,043	374,944
General and Administrative expenses	95,407	163,527
Professional fees	10,025	56,496

Total Operating Expenses	348,475	594,967

Loss from Operations	(348,475)	(594,967)

Other (Expense)
Interest expense	(289,115)	(201,453)

Loss before Provision
for Income Taxes	(637,590)	(769,420)

Provision for Income Taxes	-	-

Net Loss	(637,590)	(769,420)

Other Comprehensive Income	-	-

Comprehensive Loss	$(637,590)	$(769,420)

Loss per weighted-average share of common stock outstanding, computed on net loss - basic and fully diluted	$(0.05)	$(0.06)

Weighted-average number of shares of common stock outstanding - basic and fully diluted	12,212,708	12,209,201

The accompanying notes are an integral part of these combined financial statements.

VIBE RECORDS HOLDINGS, INC.
VIBE RECORDS, INC.
Combined Statement of Changes in Stockholders’ Deficit
Years ended September 30, 2007 and 2006

			Additional
	Common Stock		paid-in	Accumulated
	Shares	Amount	capital	deficit	Total
Balances at
October 1, 2005	12,209,201	$1,220	$657,780	$(2,352,291)	$(1,693,291)

Net loss for the year	-	-	-	(769,420)	(769,420)

Balances at
September 30, 2006	12,209,201	1,220	657,780	(3,121,711)	(2,462,711)

Issuance of common stock for conversion of notes payable	1,280,000	128	1,599,872	-	1,600,000

Net loss for the year	-	-	-	(637,590)	(637,590)

Balances at
September 30, 2007	13,489,201	$1,348	$2,257,652	$(3,759,301)	$(1,500,301)

The accompanying notes are an integral part of these combined financial statements.

VIBE RECORDS HOLDINGS, INC.
VIBE RECORDS, INC.
Combined Statements of Cash Flows
Years ended September 30, 2007 and 2006

	Year ended	Year ended
	September 30,	September 30,
	2007	2006
Cash Flows from Operating Activities
Net loss for the year	$(637,590)	$(769,420)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	10,636	5,258
Increase in accrued interest payable	230,300	178,112

Net cash used in operating activities	(396,654)	(586,050)

Cash Flows from Investing Activities
Cash advanced to affiliated parties	(42,911)	(47,366)
Cash paid to acquire property and equipment	(5,359)	(18,972)

Net cash used in investing activities	(48,270)	(66,338)

Cash Flows from Financing Activities
Cash paid to clear bank overdraft	-	(34,803)
Cash received on notes payable	453,762	689,821

Net cash provided by financing activities	453,762	655,018

Increase in Cash	8,838	2,630

Cash at beginning of period	2,630	-

Cash at end of period	$11,468	$2,630

Supplemental Disclosure of Interest and Income Taxes Paid
Interest paid during the period	$58,815	$23,341
Income taxes paid during the period	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Acquisition of automobile with note payable	$-	$30,253
Notes payable converted into common stock	$1,600,000	$-

The accompanying notes are an integral part of these combined financial statements.

VIBE RECORDS HOLDINGS, INC.
VIBE RECORDS, INC.
Notes to Combined Financial Statements
September 30, 2007 and 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	NATURE OF BUSINESS

Vibe Records Holdings, Inc. and Vibe Records, Inc. are separate Delaware corporations.  On September 10, 2007, the two companies entered into a plan and accounting of merger with Vibe Records, Inc. being the surviving corporation.  The two entities are referred to collectively as “Company”.

The Company operates as an independent record label and a highly selective Artist and Repertoire company that intends to distribute nationally recordings made by its artists as well as operate state-of-the-art recording and production facilities.

After selecting an artist, the Company intends to nurture each artist’s career through teaching, encouraging and supervising the artist, while simultaneously searching for and selecting suitable material, accompanists, side-men, producers and other professionals to enhance that individual’s chances for success.  The Company intends to attempt to secure exclusive standard industry recording contracts for between three (3) to five (5) new artists per year.  The ultimate success of this business plan will extensively rely upon the past history and experience of the Company’s President and Chief Executive Officer in the music industry.

b)	CONSOLIDATION

These combined financial statements represent the combined financial position and results of operations of Vibe Records, Inc. and Vibe Records Holdings, Inc., which share common majority ownership and control.  All significant intercompany transactions have been eliminated.

c)	CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

d)	CONCENTRATION OF CREDIT RISK

The Company in the ordinary course of business occasionally exceeds the Federal Deposit Insurance Corporation limit of $100,000.  The Company has not experienced any loss to date as a result of this policy.  At September 30, 2007 and 2006, the Company was not in excess of the $100,000 limit.

e)	PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, maintenance and repairs are charged to operations.  All fixed assets are depreciated over their estimated useful lives ranging from five to eight years using the straight-line method.  Leasehold improvements that are material in nature are capitalized.

f)	INCOME TAXES

The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes”.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss carry forwards.  Deferred tax assets and liabilities are measured using expected tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  As of September 30, 2007 and 2006, no significant differences existed.

VIBE RECORDS HOLDINGS, INC.
VIBE RECORDS, INC.
Notes to Combined Financial Statements - Continued
September 30, 2007 and 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

g)	USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

h)	ADVERTISING COSTS

Advertising costs are expensed in the period incurred.  The Company had no advertising expenses for the period ended September 30, 2007 and 2006.

NOTE 2 - GOING CONCERN UNCERTAINTY

The Company operates as an independent record label and a highly selective Artist and Repertoire company that intends to distribute nationally recordings made by its artists as well as operate state-of-the-art recording and production facilities.

After selecting an artist, the Company intends to nurture each artist’s career through teaching, encouraging and supervising the artist, while simultaneously searching for and selecting suitable material, accompanists, side-men, producers and other professionals to enhance that individual’s chances for success.  The Company intends to attempt to secure exclusive standard industry recording contracts for between three (3) to five (5) new artists per year.  The ultimate success of this business plan will extensively rely upon the past history and experience of the Company’s President and Chief Executive Officer in the music industry.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.  Further, the Company faces considerable risk in it’s business plan.  If no additional operating capital is received during the next twelve months, the Company will be forced to rely on existing cash in the bank and additional funds loaned by management and/or significant stockholders.

The Company remains dependent upon additional external sources of financing; including being dependent upon its management and/or significant stockholders to provide sufficient working capital in excess of the Company’s initial capitalization to preserve the integrity of the corporate entity.

The Company anticipates offering future sales of equity securities.  However, there is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity.  However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist.  There is no legal obligation for either management or significant stockholders to provide additional future funding.

In such a restricted cash flow scenario, the Company would be unable to complete its business plan steps, and would, instead, delay all cash intensive activities.  Without necessary cash flow, the Company may become dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

VIBE RECORDS HOLDINGS, INC.
VIBE RECORDS, INC.
Notes to Combined Financial Statements - Continued
September 30, 2007 and 2006

NOTE 2 - GOING CONCERN UNCERTAINTY - Continued

While the Company is of the opinion that good faith estimates of the Company’s ability to secure additional capital in the future to reach its goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or implement any future business plan steps.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment as of September 30, is comprised of the following:

	September 30,	September 30,
	2007	2006

Recording and computer equipment	$19,105	$13,746
Furniture and fixtures	5,226	5,226
Automobile	30,253	30,253
	54,584	49,225
less Accumulated Depreciation	(15,894)	(5,258)

Net property and equipment	$38,690	$43,967

Depreciation expense for each of the years ended September 30, 2007 and 2006 was approximately $10,636 and $5,258 respectively.

NOTE 4 - MASTER RECORDINGS

The Company acquired the rights to use the Vibe Records, Inc. trademark license, master recordings and its name.  The Company purchased these rights by issuing stock to the shareholders of Vibe Records, Inc.  The valuation of the asset is based upon experience of the management of the Company and their knowledge of the costs of producing the master recordings.    Management has provided a 100% valuation allowance in regard to this asset.

NOTE 5 - LOANS PAYABLE

The Company maintains a working capital line of credit for $600,000 with Wachovia Bank.  Interest is paid monthly at the bank’s prime rate.  The note is 100% secured by marketable securities of a shareholder.  The balance outstanding as of September 30, 2007 and 2006 were $599,921 and $527,621, respectively.

Vibe Records Holding Inc. issued a Promissory Note, dated March 31, 2004, for $25,000 to Robert L. Fulton.  Said note called for interest at a rate of Ten Percent.  Principal and interest were made payable on December 31, 2004.  Mr. Fulton shall have the right, for a period of thirty (30) business days following effectiveness of any registration statement filed by the Company, to convert the principal and accrued but unpaid interest into shares of the Company’s Common Stock at $1.25 per share.  In addition, the note was collateralized by a Pledge Agreement for 30,000 Shares of Vibe Records, Inc. stock.

VIBE RECORDS HOLDINGS, INC.
VIBE RECORDS, INC.
Notes to Combined Financial Statements - Continued
September 30, 2007 and 2006

NOTE 5 - LOANS PAYABLE - Continued

Vibe Records Holdings Inc. issued a Promissory Note, dated March 31, 2004, for $25,000 to Ronald Alcus.  Said note called for interest a rate of Ten Percent.  Principal and interest were made payable on December 31, 2004.  Mr. Alcus shall have the right, for a period of thirty (30) business days following effectiveness of any registration statement filed by the Company, to convert the principal and accrued but unpaid interest into shares of the Company’s Common Stock at $1.25 per share.  In  addition, the note was collateralized by a Pledge Agreement for 30,000 Shares of Vibe Records, Inc. stock.

Vibe Records Holdings Inc. issued a Promissory Note, dated March 31, 2004, for $25,000 to Paul Scaturro.  Said note called for interest a rate of Ten Percent.  Principal and interest were made payable on December 31, 2004.  Mr. Scaturro shall have the right, for a period of thirty (30) business days following effectiveness of any registration statement filed by the Company, to convert the principal and accrued but unpaid interest into shares of the Company’s Common Stock at $1.25 per share.  In addition, the note was collateralized by a Pledge Agreement for 30,000 Shares of Vibe Records, Inc. stock.

Vibe Records Holdings Inc. issued a Promissory Note, dated March 31, 2004, for $35,000 to Robert Fishman.  Said note called for interest a rate of Ten Percent.  Principal and interest were made payable on December 31, 2004.  Mr. Fishman shall have the right, for a period of thirty (30) business days following effectiveness of any registration statement filed by the Company, to convert the principal and accrued but unpaid interest into shares of the Company’s Common Stock at $1.25 per share.  In addition, the note was collateralized by a Pledge Agreement for 30,000 Shares of Vibe Records, Inc. stock.

Vibe Records Holdings Inc. issued a Promissory Note, dated March 31, 2004, for $70,000 to Kevin Kemp.  Said note called for interest a rate of Ten Percent.  Principal and interest were made payable on December 31, 2004.  Mr. Kemp shall have the right, for a period of thirty (30) business days following effectiveness of any registration statement filed by the Company, to convert the principal and accrued but unpaid interest into shares of the Company’s Common Stock at $1.25 per share.  In addition, the note was collateralized by a Pledge Agreement for 100,000 Shares of Vibe Records, Inc. stock.

Vibe Records Holdings Inc. issued a Promissory Note, dated March 31, 2004, for $25,000 to James P. Amonette.  Said note called for interest a rate of Ten Percent.  Principal and interest were made payable on December 31, 2004.  Mr. Amonette shall have the right, for a period of thirty (30) business days following effectiveness of any registration statement filed by the Company, to convert the principal and accrued but unpaid interest into shares of the Company’s Common Stock at $1.25 per share.  In addition, the note was collateralized by a Pledge Agreement for 20,000 Shares of Vibe Records, Inc. stock.

Vibe Records Holdings Inc. issued a Promissory Note, dated March 31, 2004, for $60,000 to Charles D. Taylor.  Said note called for interest a rate of Ten Percent.  Principal and interest were made payable on December 31, 2004.  Mr. Taylor shall have the right, for a period of thirty (30) business days following effectiveness of any registration statement filed by the Company, to convert the principal and accrued but unpaid interest into shares of the Company’s Common Stock at $1.25 per share.  In addition, the note was collateralized by a Pledge Agreement for 250,000 Shares of Vibe Records, Inc. stock.

As of September 30, 2007, we have an aggregate principal amount, including accrued interest thereon, of $291,123 due under our convertible promissory notes payable to Robert I. Fulton, Ronald Alcus, Paul Scaturro, Robert Fishman, Kevin Kemp, James Amonette and Charles Taylor, as described above.  We are currently negotiating with the holders of this indebtedness to convert all amounts and payable into an aggregate of 278,250 shares of our common stock, based on a conversion price equal to $1.25 per share.  We have not finalized any agreement with these Noteholders and there is no assurance that we will every finalize and enter into any such agreement with these noteholders.

VIBE RECORDS HOLDINGS, INC.
VIBE RECORDS, INC.
Notes to Combined Financial Statements - Continued
September 30, 2007 and 2006

NOTE 5 - LOANS PAYABLE - Continued

The Company has been advanced various sums by Mr. Robert S. McCoy and Michael Tyler.  These notes are secured in part by 30% of the issued and outstanding stock of the Company owned by the majority shareholder.  These loans bear interest at 10% and are due upon demand.

On September 30, 2007, approximately $1,600,000 in principal amounts owed to Mr.McCoy and Mr. Tyler were converted to Common Stock at $1.25 per share.

The following is a summary of the outstanding principal and accrued interest:

	Principal	Accrued Interest	Total

Robert McCoy	$212,723	$239,734	$452,457
Michael Tyler	115,700	151,816	267,516

Totals	$328,423	$391,550	$719,973

The Company has incurred a bank note   for the purchase of an automobile.  The note calls for payments of principal and interest of $693.62 with a final payment due May 25, 2011.  The note is collateralized by the automobile costing $30,252.

NOTE 6 - LEGAL PROCEEDINGS

Vibe Records, Inc. has filed a Summons and Complaint against the Baker Girls for breach of their Artist Recording Contract, Use and Misappropriation of Trade Secrets, Usurpation of Corporate Assets and Opportunity, Breach of Fiduciary Obligations, Tortious Interference with Contractual Relations, Tortious Interference with Prospective Business Relations, Fraud, Unjust Enrichment, Copyright Infringement and False Designation of Origin under the Lanham Act.  The Company is seeking a Preliminary and Permanent Injunction, an Accounting as well as the imposition of a Constructive Trust as well as One Million Dollars in compensatory and punitive damages before the Court of Maury County in the State of Tennessee.

In addition, the Company is party to certain previous material disputes as follows:

Vibe Records, Inc, and Vibe Ventures, Inc.:

Vibe Records, Inc. (Records) and Vibe Ventures, Inc. (Ventures) (an unrelated third party) are parties to a 1990's declaratory judgment action.  That litigation was commenced to determine each entity’s entitlement to use the “Vibe” trademark, and resulted in an agreement regarding the respective rights to the use of the intellectual property (i.e. Vibe trademark.)  The agreement was memorialized in a settlement agreement (the “Settlement Agreement”) and an accompanying licensing agreement (the “License”) entered into on or about May 29, 1998, between the two unrelated companies.  Pursuant to the Settlement Agreement, Vibe Records agreed to assign the registration for its mark (as defined in the Settlement Agreement) to Vibe Ventures, pursuant to an assignment attached to the Settlement Agreement in exchange for Vibe Venture’s license of Vibe Records mark, pursuant to the License.  The License set forth in pertinent parts, Vibe Records’ right, as follows:

      1.   Ventures hereby grants to Records the right and license to use the Mark only as the name of a record label and for record distribution, meaning wholesale distribution of music by a record company, but except as specifically permitted in paragraph 2 of the License.

VIBE RECORDS HOLDINGS, INC.
VIBE RECORDS, INC.
Notes to Combined Financial Statements - Continued
September 30, 2007 and 2006

NOTE 6 - LEGAL PROCEEDINGS - Continued

Vibe Records, Inc, and Vibe Ventures, Inc. - continued

      2.    Nothing in the License shall prohibit Records from using the Mark to identify Records as a record label on records, tapes, CD’s and/or other media now existing or existing in the future used to record music (and on merchandise such as clothing sold to promote Records’ record label) (the “Licensed Products”) sold through direct mail, the Internet and/or in retail stores.

      3.    Ventures will not itself use, nor will it enter into any license or other agreement to permit the use of the Mark on Licensed Products, nor will it us the word “VIBE” in immediate proximity to the exact work Records on any Licensed products.

Based upon this agreement, it is Vibe Records’ intellectual property counsel’s opinion that Vibe Ventures is not entitled to create a record label and/or distribute records under the mark assigned to Vibe Records in as much as such use would constitute a use of the Mark on a Licensed Product in violation of paragraph 3 of the License.

On July 5, 2006, The Wicks Group of Companies, L.L.C., A New York-based private equity firm, announced their acquisition of VIBE Ventures, the world’s leading urban music and lifestyle magazine.  Along with their acquisition, management expressed a commitment to extend the VIBE brand into multiple media platforms and distribution channels, while strengthening its unique position among its base of young and multicultural consumers.  A contemporaneous full page advertisement in the June 2006 addition of Vibe Magazine offered “CERTIFIED CLASSIC VIBE REVOLUTIONS CD HITS VOLUME ONE, IN STORES SOON!” which the Company’s legal counsel believes is clear infringement on Vibe Records valued licensed rights.  Furthermore, Vibe Magazine is now promoting other internet music activities available for sale on their website.

On or about June 14, 2006, Vibe Records, through it intellectual property counsel, served notice upon Ventures to cease and desist from any further discussions which reference, utilize or interfere with the license held by Vibe Records, Inc.  Although Vibe Records is willing to discuss the possibility of a strategic alliance with Vibe Ventures, a license agreement and/or an alternative assignment of rights that would result in enhanced revenues for both Ventures and Records, Vibe Records may seek damages against Vibe Ventures for infringement on Vibe Records’ intellectual property rights pursuant to the Agreement.

In addition to the foregoing, the Company has pledged the Company’s intellectual property rights in the name “Vibe Records” to Robert S. McCoy pursuant to a Security Lien Agreement whereby McCoy holds a superior lien against any monies received regarding the Trademark license Agreement with Vibe Ventures, LLC.  This lien will be removed when the loans to Mr. McCoy are repaid in the aggregate principal amount of $600,000.

On February 11, 2008, the Company’s motion for an extension to discovery was granted by the United States Patent and Trademark office whereby the Company received a (90) day extension on discovery until May 12, 2008.  Currently, a Stipulation of Settlement is in discussion between the parties.

(Remainder of this page left blank intentionally)

VIBE RECORDS HOLDINGS, INC.
VIBE RECORDS, INC.
Notes to Combined Financial Statements - Continued
September 30, 2007 and 2006

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Leases

The Company entered into various lease agreements for office space expiring in December 2007 calling for rent payments of  $3,500 per month.  Subsequent to the balance sheet date the company entered into a new lease calling for monthly payment of $1,850 plus real estate taxes.  Future minimum lease payments are as follows:

Year ending
September 30,	Amounts
2008	$36,200
2009	25,700
2010	25,700
2011	25,700
2012 and thereafter	25,700

Totals	$139,000

NOTE 8 - SUBSEQUENT EVENTS

On November 12, 2007, Benaquista Galleries, Inc. entered into a Share Exchange Agreement (“Agreement”) with the Company to acquire 100% of the issued and outstanding shares of the Company in exchange for 13,390,930 common shares of Benaquista Galleries, Inc.  The Agreement also provides that Benaquista Galleries, Inc.  will undergo a 1.5: 1 dividend or forward split prior to the closing of the share exchange and that 2 Directors nominated by the Company will be appointed to Benaquista Galleries, Inc.’s Board of Directors.  There are a number of conditions to the closing contained within the Agreement as well as the customary representations and warranties.  The consummation of this transaction would result in a change of control of Benaquista Galleries, Inc.

In a separate transaction, Benaquista Galleries, Inc.’s President and CEO James Price (Price) entered into a Share Purchase Agreement with the Company’s President and CEO Timothy J. Olphie (Olphie) whereby Olphie would personally acquire 396,910 of Price’s 896,910 common shares in Benaquista Galleries, Inc. for a payment of $600,000 or approximately $1.51 per share.  A non-refundable deposit of $100,000 has been paid towards the purchase of these shares.

On January 11, 2008, Benaquista Galleries, Inc. , the Company, Price and Olphie entered into an Agreement of Sale (“New Agreement”) that cancelled the previous Agreement dated November 12, 2007 and cancelled the previous Share Purchase Agreement between Price and Olphie dated October 8, 2007.  The New Agreement provides for Olphie or the Company to purchase 496,910 common shares of Benaquista Galleries, Inc.  from Price for $500,000.  The purchase must occur within a 45 days of the New Agreement date.  Benaquista Galleries, Inc.  made covenants in the agreement not to issue any common shares or options or undertake any material indebtedness during this 45 day time frame.  The Agreement also provides for anti-dilution protection for Price to guarantee that his remaining 400,000 shares in the corporation constitute at least 5% to 5.5% of the total issued and outstanding shares of the corporation for a period of 180 days.  Pursuant to the terms or the New Agreement, the Company made a payment $25,000 to Benaquista Galleries, Inc. on February 25, 2008.

VIBE RECORDS HOLDINGS, INC.
VIBE RECORDS, INC.
Notes to Combined Financial Statements - Continued
September 30, 2007 and 2006

NOTE 8 - SUBSEQUENT EVENTS - Continued

On May 30, 2008, Benacquista Galleries, Inc. (“BAQU”), Benacquista Acquisition Corp., a wholly-owned subsidiary of BAQU (“Acquisition Sub”), and Vibe Records, Inc. (“Vibe”  or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into Vibe.  Vibe, as the surviving entity, became a wholly-owned subsidiary of BAQU (the “Merger”).  At the closing of the Merger, each share of Vibe’s common stock issued and outstanding immediately prior to  the closing of the Merger was converted into one share of BAQU’s common stock, par value $0.0001 per share (“Common  Stock”).  An aggregate of 13,489,201 shares of  BAQU’s Common Stock was issued to the holders of Vibe’s common stock.

The acquisition of Vibe on May 30, 2008, by BAQU effected a change in control and was accounted for as a “reverse acquisition” whereby Vibe is the accounting acquiror for financial statement purposes.  Accordingly, for all periods subsequent to the May 30, 2008 “reverse acquisition” transaction, the historical financial statements of the Company reflect the financial statements of Vibe since it’s inception and the operations of BAQU subsequent to May 30, 2008.